UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):                November 18, 2015

PEPCO HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-31403	52-2297449
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 Ninth Street, N.W., Washington, DC	20068
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(202) 872-2000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Information.

On November 18, 2015, Pepco Holdings, Inc. (PHI) entered into a settlement (the Settlement) with the Internal Revenue Service (IRS) and the Department of Justice (DOJ) to provide for the resolution of the tax treatment of its previously held cross-border energy lease investments involving public utility assets located outside of the United States structured as sale-in, lease-out, or SILO, transactions. The Settlement followed the acceptance by PHI on October 29, 2015 of IRS revenue agent reports covering adjustments incorporated in the terms of the Settlement, as well as adjustments for all other tax matters in dispute with the IRS. Also, on November 18, 2015, the DOJ accepted PHI’s offer letter for the settlement of litigation related to SILO transactions discussed below. The Settlement and the revenue agent reports, together, effectively close all years open to examination of federal income tax liabilities for PHI through 2011, and all matters associated with the cross-border energy lease investments through 2013.

In connection with an IRS audit of PHI’s income tax returns for various years between 2001 and 2008, the IRS disallowed the depreciation and interest deductions in excess of rental income claimed by PHI for several lease investments and sought to recharacterize each of the leases as a loan transaction in each of the years under audit as to which PHI would be subject to original issue discount income. As part of a 2010 settlement agreement entered into with the IRS for the purpose of commencing litigation, PHI paid $74 million of additional tax for 2001 and 2002, penalties of $1 million, and $28 million in interest associated with the disallowed deductions. PHI filed a complaint in the U.S. Court of Federal Claims in January 2012 seeking recovery of the tax payment, interest and penalties for the 2001 and 2002 tax years. Following a January 2013 decision by the U.S. Court of Appeals for the Federal Circuit disallowing tax benefits associated with another utility’s cross-border lease transactions, PHI recorded significant charges and made an advanced payment to the IRS of $242 million in the first quarter of 2013 in order to mitigate ongoing interest costs associated with its estimate of the additional taxes and interest at issue.

The Settlement, which resolves tax matters related to cross-border energy lease investments and avoids the costs associated with continued litigation, provides that all depreciation and interest deductions in excess of rental income related to the cross-border energy lease investments were disallowed. The Settlement also required PHI to recognize original issue discount income for tax purposes associated with the recharacterization of each of the leases as a loan transaction. Pursuant to the Settlement, interest will be assessed with respect to tax underpayments in the relevant years; however, no penalties were assessed against PHI. The Settlement provides for the same treatment of the cross-border energy lease investments for the tax years 2012 and 2013 as described above. The last of PHI’s cross-border energy lease investments was terminated in 2013. As a result of the Settlement, PHI and the DOJ filed stipulations of dismissal regarding the litigation in the U.S. Court of Federal Claims. The Court dismissed the complaint on November 20, 2015.

PHI is in the process of analyzing the financial impact of the Settlement on PHI and its subsidiaries, however, PHI believes that it has adequately reserved for the Settlement.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEPCO HOLDINGS, INC.
(Registrant)

Date:	November 23, 2015	/s/ DAVID M. VELAZQUEZ
Name: David M. Velazquez Title: Executive Vice President

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